U.S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                   FORM 8-K/A

                                 AMENDMENT NO. 1


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                December 6, 2001
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                              Adpads Incorporated
              ----------------------------------------------------
              Exact Name of Registrant as Specified in its Charter



           Colorado                 0-28373              84-1306598
---------------------------     ---------------    ----------------------
State or Other Jurisdiction     Commission File    IRS Employer Identifi-
     of Incorporation                Number             cation Number



                108 Fortunato Place, Neptune, New Jersey  07753
          ----------------------------------------------------------
          Address of Principal Executive Officer, Including Zip Code



                                (732) 918-8004
              --------------------------------------------------
              Registrant's Telephone Number, Including Area Code



                 1000 Highway 34, Matawan, New Jersey  07747
         -----------------------------------------------------------
         Former Name or Former Address, if Changed Since Last Report









     This Form 8-K/A of Adpads Incorporated ("Adpads" or the "Company") constitutes Amendment No. 1 to Adpad's Current Report on Form 8-K (the "Original Form 8-K") which was filed with the Securities and Exchange Commission (the "SEC") on December 21, 2001. This amendment sets forth the information required by Items 7(a) and 7(b) omitted from the original Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. With respect to the acquisition of Blue Flying Fish, Inc. and Subsidiaries ("BFFI"), by Adpads Incorporated ("Adpads" or the "Company"), the following financial statements are presented below:

                                                                        Page
                                                                        ----

CONSOLIDATED FINANCIAL STATEMENTS FOR BUHL INDUSTRIES, INC. AND
SUBSIDIARY FOR THE YEAR ENDED MAY 31, 2001 AND 2000:

  Independent Accountant's Report ...................................   F-1

  Consolidated Balance Sheets at May 31, 2001 and 2000 ..............   F-2

  Consolidated Statements of Operations for the Years Ended May 31,
  2001, 2000 and 1999 ...............................................   F-3

  Consolidated Statements of Stockholders' Deficiency for the
  Years Ended May 31, 2001, 2000 and 1999 ...........................   F-4

  Consolidated Statements of Cash Flows for the Years Ended
  May 31, 2001, 2000 and 1999 .......................................   F-5

  Notes to Consolidated Financial Statements ........................   F-6

     (b) PRO FORMA FINANCIAL INFORMATION. The following are the pro forma financial statements of Adpads Incorporated and Blue Flying Fish and Subsidiaries included therewith:

                                                                        Page
                                                                        ----
YEAR END PRO FORMA FINANCIAL INFORMATION:

  Introduction to Unaudited Pro Forma Combined and Condensed
  Financial Data ....................................................   F-13

  Adpads and BFFI Unaudited Pro Forma Combined Statement of
  Operations for the year ended December 31, 2000 ...................   F-14









                                     2



                                                                        Page
                                                                        ----

  INTERIM PRO FORMA FINANCIAL INFORMATION:

  Adpads and BFFI Unaudited Pro Forma Combined Balance Sheet
  as of September 30, 2001...........................................   F-15

  Adpads and BFFI Unaudited Pro Forma Combined Statement of
  Operations for the Nine Months Ended September 30, 2001 ...........   F-17

  Notes to the Unaudited Pro Forma Combined Statements of
  Operations ........................................................   F-18


     (c)  EXHIBITS.

          Exhibit 10     Share Exchange Agreement between Adpads
                         Incorporated and Blue Flying Fish, Inc.
                         (previously filed)




































                                       3




                      INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors and Stockholders of Buhl Industries, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Buhl Industries, Inc. and Subsidiary as of May 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the three years in the period ended May 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Buhl Industries, Inc. and Subsidiary as of May 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


/s/ AMPER, POLITZINER & MATTIA P.A.

March 28, 2002
Edison, New Jersey

                      BUHL INDUSTRIES, INC. AND SUBSIDIARY
                          Consolidated Balance Sheets
                                    May 31,

                                    Assets

                                                     2001           2000
                                                  ----------     ----------
Current assets
  Cash and cash equivalents                       $   31,156     $    8,864
  Accounts receivable, trade-net of allowance
   for doubtful accounts of $4,000 and $5,000        440,692        605,072
  Accounts receivable - related party                  3,116         15,945
  Inventory                                          688,722        850,054
  Other current assets                                49,361         83,105
                                                  ----------     ----------
                                                   1,213,047      1,563,040
Property and equipment, less accumulated
  depreciation                                       369,637        477,570

Other assets
  Patent, less accumulated amortization of
   $24,000 and $16,000                               112,544        120,584
  Other assets                                        73,874        103,761
                                                  ----------     ----------
                                                  $1,769,102     $2,264,955
                                                  ==========     ==========

                      Liabilities and Stockholders' Deficiency

Current liabilities
  Line of credit                                  $  717,448     $  789,755
  Notes payable, current maturities                  428,865        271,507
  Accounts payable and accrued expenses              881,082        785,495
  Accounts payable-related party                     337,629         30,707
                                                  ----------     ----------
                                                   2,365,024      1,877,464
Long term debt, net of current maturities                864        305,812

Stockholders' loans payable                          272,483        237,915

Stockholders' deficiency
  Preferred stock, $1.00 par value, 9% non-
   cumulative, 1,000 shares authorized, 190
   shares issued                                     190,000        190,000
  Common stock, no par value, 1,000 shares
   authorized, 380 shares issued and outstanding     380,000        380,000
  Additional paid-in capital                       2,425,000      2,255,000
  Accumulated deficit                             (3,408,800)    (2,600,767)
  Less treasury stock, at cost 190 and 115
   shares of preferred stock)                       (455,469)      (380,469)
                                                  ----------     ----------
                                                    (869,269)      (156,236)
                                                  ----------     ----------
                                                  $1,769,102     $2,264,955
                                                  ==========     ==========

See accompanying notes to consolidated financial statements.

                      BUHL INDUSTRIES, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations
                           For the Years Ended May 31,

                                        2001           2000         1999
                                     ----------    -----------   -----------
Net sales (including $213,000,
 $120,000 and $-0- from related
 party)                              $4,889,732    $ 5,306,422   $ 6,042,115

Cost of goods sold (including
 $807,000, $122,000 and $-0-
 from related party)                  4,343,358      4,738,872     5,426,120
                                     ----------    -----------   -----------
Gross profit                            546,374        567,550       615,995
                                     ----------    -----------   -----------

Other expenses
 Selling                                444,609        559,123       464,244
 General and administrative             561,659        696,162       542,855
 Research and development               104,908        104,981       610,033
                                     ----------    -----------   -----------
                                      1,111,176      1,360,266     1,617,132
                                     ----------    -----------   -----------
Loss from operations                   (564,802)      (792,716)   (1,001,137)

Interest expense and bank charges      (239,181)      (282,653)     (299,248)
                                     ----------    -----------   -----------
Loss before income taxes               (803,983)    (1,075,369)   (1,300,385)

Income tax benefit                            -              -       416,655
                                     ----------    -----------   -----------
Net loss                             $ (803,983)   $(1,075,369)  $  (883,730)
                                     ==========    ===========   ===========






















See accompanying notes to consolidated financial statements.

                      BUHL INDUSTRIES, INC. AND SUBSIDIARY
               Consolidated Statements of Stockholders  Deficiency
                  For the Years Ended May 31, 2001, 2000 and 1999


                 Number            Number             Additional                 Number                   Total
                   of                of                Paid-in     Accumulated     of      Treasury    Stockholders'
                 Shares   Amount   Shares    Amount    Capital       Deficit     Shares     Stock       Deficiency
                 ------  --------  ------   --------  ----------   -----------   ------   ----------   -------------
Balance at
June 1, 1998        380  $380,000     190   $190,000   $       -    $ (641,668)     115    $(380,469)  $    (452,137)

Net loss              -         -       -          -           -      (883,730)       -            -        (883,730)
                 ------  --------  ------   --------  ----------   -----------   ------   ----------   -------------
Balance at
June 1, 1999        380   380,000     190    190,000           -    (1,525,398)     115     (380,469)     (1,335,867)

Net loss              -         -       -          -           -    (1,075,369)       -            -      (1,075,369)

Capital
contribution          -         -       -          -   2,255,000             -        -            -       2,255,000
                 ------  --------  ------   --------  ----------   -----------   ------   ----------   -------------
Balance at
May 31, 2000        380   380,000     190    190,000   2,255,000    (2,600,767)     115     (380,469)       (156,236)

Net loss              -         -       -          -           -      (803,983)       -            -        (803,983)

Dividends             -         -       -          -           -        (4,050)       -            -          (4,050)

Purchase of
treasury stock        -         -       -          -           -             -       75      (75,000)        (75,000)

Capital
contribution          -         -       -          -     170,000             -        -            -         170,000
                 ------  --------  ------   --------  ----------   -----------   ------   ----------   -------------

Balance at
May 31, 2001        380  $380,000     190   $190,000  $2,425,000   $(3,408,800)     190   $ (455,469)  $    (869,269)
                 ======  ========  ======   ========  ==========   ===========   ======   ==========   =============






















See accompanying notes to consolidated financial statements.

                     BUHL INDUSTRIES, INC. AND SUBSIDIARY
                     Consolidated Statements of Cash Flows
                          For the Years Ended May 31,

                                                    2001           2000         1999
                                                 ----------    -----------   -----------
Cash flows from operating activities
 Net loss                                        $ (803,983)   $(1,075,369)  $  (883,730)
 Adjustments to reconcile net loss to net
  cash provided by (used in) operating activities
   Depreciation and amortization                    142,716        168,212       202,820
   (Gain) loss on disposition of equipment          (26,292)       135,799             -
   (Increase) decrease in
    Accounts receivable - trade and related
     parties                                        177,209        192,440       263,446
    Inventory                                       161,332        267,940       428,576
    Other current assets                             33,744        (25,347)            -
    Other assets                                     37,833        (65,755)     (261,582)
   Increase (decrease) in
    Accounts payable and accrued expenses -
     trade and related parties                      402,509        (42,442)      153,895
                                                 ----------    -----------   -----------
Net cash provided by (used in) operating
 activities                                         125,068       (444,522)      (96,575)
                                                 ----------    -----------   -----------
Cash flows from investing activities
 Payments for purchase of property and equipment     (8,400)       (50,205)      (64,820)
                                                 ----------    -----------   -----------
Net cash provided by (used in) investing
 activities                                          (8,400)       (50,205)      (64,820)
                                                 ----------    -----------   -----------
Cash flows from financing activities
  Reduction in revolving line of credit             (72,307)             -             -
  Net proceeds from notes payable                         -         64,755       200,000
  Principal payments on long-term debt             (147,590)      (799,824)     (309,524)
  Proceeds from additional paid-in capital          170,000      1,173,958             -
  (Payments on) / proceeds from stockholders'
    loans                                           (44,479)             -       307,815
                                                 ----------    -----------   -----------
Net cash provided by (used in) financing
 activities                                         (94,376)       438,889       198,291
                                                 ----------    -----------   -----------
Net change in cash and cash equivalents              22,292        (55,838)       36,896

Cash and cash equivalents - beginning                 8,864         64,702        27,806
                                                 ----------    -----------   -----------
Cash and cash equivalents - ending               $   31,156    $     8,864   $    64,702
                                                 ==========    ===========   ===========

Supplemental disclosure of cash paid
 Interest                                        $  176,000    $   160,000   $   238,000
 Income taxes                                             -              -             -

See accompanying notes to consolidated financial statements.

                     BUHL INDUSTRIES, INC. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES OPERATIONS

Buhl Industries, Inc. and Subsidiary (the "Company") are manufacturers and distributors of two lines of business. One is overhead projectors and advanced optical products used in lighting studios, and the other is tungsten and metal halide lampholders. Their facility is located in Fairlawn, New Jersey. The overhead projector and lampholder businesses are about equal in size based on gross revenue. The optical products business is referred to as Buhlite and is a division of Buhl Industries, Inc. Credit is granted to substantially all customers, the majority of whom are Board of Educations located in the United States.

The Company has entered into an agreement with its European distributor to manufacture certain overhead projectors. The European distributor has entered into an agreement with Istra Vega of Slovania to manufacture the units (see
Note 8).

ORGANIZATION

The consolidated financial statements include the accounts of Buhl Industries, Inc. and its wholly owned Subsidiary, Buhl Electric, Inc. after elimination of all significant intercompany balances and transactions.

REVENUE RECOGNITION

The Company recognizes revenue when goods are shipped and title passes to the customer.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS No., 121"). SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out basis) or market.

                     BUHL INDUSTRIES, INC. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES OPERATIONS (Continued)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over estimated useful lives as follows:

     Machinery and equipment     5 - 20 years
     Office equipment            5 -  7 years
     Furniture and fixtures      7 - 10 years
     Leasehold improvements     10 - 40 years or life
                                of lease, whichever is shorter

INCOME TAXES

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.

PATENT

The cost of patent acquired is amortized on the straight-line basis over the remaining life of 17 years. Amortization expense charged to operations during the years ended May 31, 2001, 2000, and 1999 was $8,000 in each year. The Company evaluated the recoverability of its patent. Management believes that there is no impairment at this time.

LOAN ACQUISITION COSTS

Professional fees and other expenses associated with debt acquisition are amortized on the straight-line method over the three-year term of the note and are included in other assets. Amortization expense charged to operations during the year ended May 31, 2001, 2000, and 1999 was $30,000, $5,000, and
$0, respectively.

At May 31, 2001 and 2000, net loan acquisition costs of $60,000 and $90,000 are included in other assets.

RESEARCH AND DEVELOPMENT COSTS

The Company strongly believes that its future success depends on its ability to refine, adapt and enhance the technology developed for its low-energy lamp product line as well as develop new applications and products in its lamp socket business. Accordingly, the Company intends to continue to make investments in the development of new technologies, the commercialization of product enhancements that builds on the Company's existing technological base, and the refinement and development of additional applications for its products.

                     BUHL INDUSTRIES, INC. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES OPERATIONS (Continued)

RESEARCH AND DEVELOPMENT COSTS (Continued)

The Company's research and development efforts are directed primarily in its low-energy lamp technology product line. The patented "Buhlite" is a low power, high efficiency system of light collection optics powered by ceramic metal Halide lamp technology. Significant efforts are being directed toward architectural improvements as well as enhancements in digital multiplexing
(DMX).

Over the course of the past five years the Company has invested more than $1,035,000 in its research, development and product enhancement efforts. Research and development activities, especially with respect to new products and technologies, are subject to significant risks, and there can be no assurance that any of the Company's efforts in these areas will be completed successfully.

Research and development costs are expensed as incurred.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. As amended by SFAS No. 138, SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement did not have a material impact on the Company's financial position and results of operations.

In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." Under the new rules, goodwill and indefinite lived intangible assets are no longer amortized, but are reviewed annually for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived assets and for Long-Lived assets to be Disposed of" and also supercedes the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for segments of a business to be disposed of. Among its many provisions, SFAS No. 144 retains the fundamental requirements of both previous standards, however, it resolves significant implementation issues related to FASB Statement No. 121 and broadens the separate presentation of discontinued operations in the income statement required by APB Opinion No. 30 to include a component of an entity (rather than a segment of a business). The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 with early application encouraged. The Company does not believe, based on current circumstances, the effect of adoption of SFAS No. 144 will be material.

                     BUHL INDUSTRIES, INC. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

NOTE 2 - INVENTORY
                                                       May 31,
                                                 2001           2000
                                              ----------     ----------

     Raw materials                            $  469,000     $  716,000
     Finished goods                              220,000        134,000
                                              ----------     ----------
                                              $  689,000     $  850,000
                                              ==========     ==========
NOTE 3 - PROPERTY AND EQUIPMENT

                                                       May 31,
                                                 2001           2000
                                              ----------     ----------

     Machinery and equipment                  $1,639,000     $1,699,000
     Office equipment                             94,000         94,000
     Furniture and fixtures                       41,000         41,000
     Leasehold improvements                       57,000         57,000
                                              ----------     ----------
                                               1,831,000      1,891,000
     Less accumulated depreciation             1,461,000      1,413,000
                                              ----------     ----------
     Property and equipment, net              $  370,000     $  478,000
                                              ==========     ==========

Depreciation expense for the years ended May 31, 2001, 2000, and 1999 was $105,000, $155,000, and $190,000, respectively.

NOTE 4 - LINE OF CREDIT

The Company entered into a three-year revolving line-of-credit agreement with a financing company in March 2000, which is collateralized by substantially all corporate assets and is personally guaranteed by several stockholders.
The revolving credit facility has an overall limitation of $2,775,000, not to exceed a defined combination of 75% of eligible accounts receivable plus 75% of the appraised orderly liquidation value of finished goods inventory and 75% of the appraised orderly liquidation value of machinery and equipment. Interest is charged at the prime rate plus 2.25% and is payable monthly. Additionally, the Company is required to pay an administration fee of $750 per month, and facility fees of 3/4 of 1% of the line of credit payable at the closing date; and 1/2 of 1% of the unused line of credit payable on each anniversary of the closing date thereafter.

The lender recategorized a portion of the line of credit as an equipment term loan. Details are included in the long-term debt footnote.

The bank's prime rate at May 31, 2001 was 7.0%.

The note agreements contain requirements for maintaining defined levels of net worth (as defined) and working capital. At May 31, 2001, the Company was not in compliance with these covenants. Under the terms of the agreement, the bank can require the Company to repay the debt on demand and the line of credit has been classified as a current liability.

                     BUHL INDUSTRIES, INC. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

NOTE 5 - LONG-TERM DEBT

                                                       May 31,
                                                 2001           2000
                                              ----------     ----------
Note payable to a bank through December
2001, payable at $4,348 per month including
interest at 11% with the balance payable at
maturity.  The note is collateralized by
substantially all the assets of the
Company.                                      $  177,000     $  196,000

Note payable to a financing company through
May 2005, payable at $6,250 per month plus
interest at prime plus 2.25%.  The note is
collateralized by substantially all the
assets of the Company and personally
guaranteed by several stockholders. (1)          250,000        376,000

Capital lease payable to a financing company
through September 2002, payable at $216 per
month including interest at 13.5%, collater-
alized by specific equipment.                      3,000          5,000
                                              ----------     ----------
                                                 430,000        577,000
Less current maturities                          429,000        271,000
                                              ----------     ----------
Long-term debt, net of current maturities     $    1,000     $  306,000
                                              ==========     ==========
______________

(1) At May 31, 2001, the Company was not in compliance with debt covenants (see Note 4), and accordingly has classified approximately $250,000 of equipment loans as a current liability.
______________

The approximate aggregate amount of all long-term debt maturities for the years ending May 31, is as follows:

       2002           $254,000
       2003             75,000
       2004             75,000
       2005             25,000

                     BUHL INDUSTRIES, INC. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

NOTE 6 - OPERATING LEASES

The Company has a five year lease for office and warehouse space expiring February, 2006. Monthly payments are $7,300. The Company is required to pay utilities and insurance relating to the leased facility. The Company leases certain equipment and vehicles under various operating leases expiring through September 2002.

The future minimum rental payments in excess of one year follow:

       2002           $ 95,000
       2003             89,000
       2004             88,000
       2005             88,000
       2006             65,000
                      --------
                      $425,000
                      ========

Rent expense for all operating leases for 2001, 2000, and 1999 was $185,000, $187,000, and $230,000, respectively.

NOTE 7 - INCOME TAXES

Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities at May 31, 2001 and 2000 are as follows:

Allowance for doubtful accounts             $     2,000      $     2,200
Valuation allowance                              (2,000)          (2,200)
                                            -----------      -----------
Net current deferred tax asset              $         -      $         -
                                            ===========      ===========

Noncurrent assets (liabilities)

Property and equipment                      $  (135,000)     $  (135,000)
Net operating loss carryforward               1,552,000        1,232,000
Deferred state tax liability                    (92,000)         (92,000)
                                            -----------      -----------
                                              1,325,000        1,005,000
Valuation allowance                          (1,325,000)      (1,005,000)
                                            -----------      -----------
Net noncurrent deferred tax asset           $         -      $         -
                                            ===========      ===========

As of May 31, 2001, the Company has available federal net operating loss carryforwards of approximately $2,750,000, which begin to expire in 2017. Available state net operating loss carryforwards of approximately $3,300,000 begin to expire in 2005.

Due to recent operating losses, management believes the deferred tax assets are not likely to be utilized and therefore have been offset entirely through a valuation allowance. The valuation allowance increased $320,000 and $583,000 as of May 31, 2001 and 2000 to $1,327,000 and $1,007,000,
respectively.

                     BUHL INDUSTRIES, INC. AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

NOTE 8 - RELATED PARTY TRANSACTIONS

A stockholder owns 10% of an entity engaged in the lampholder business in Europe.

NOTE 9 - PREFERRED STOCK

Preferred stock is non-voting. The Company purchased the remaining shares of preferred stock at par as of May 31, 2001. A corporate note was issued to all remaining preferred stockholders.

NOTE 10 - STOCKHOLDERS' LOAN PAYABLE

Notes payable to stockholders bear interest at 6.5% per annum, mature April 2005, and are subordinated to the financing company debt (see Note 5). Interest expense on the stockholders' loans payable was $14,000, $118,000, and $54,000, for 2001, 2000 and 1999.

NOTE 11 - NON CASH FINANCING ACTIVITIES

During the year ended May 31, 2001, the Company borrowed $79,050 from stockholders to purchase 75 shares of preferred stock for $75,000 and pay dividends. During the year ended May 31, 2000, the Company reclassed $1,081,000 of loans to stockholders to additional paid in capital as capital contributions.

NOTE 12 - SUBSEQUENT EVENT

On October 25, 2001, the shareholders of the Company tendered all of its outstanding shares of the Company common stock in exchange for 3,000,000 restricted shares of the .001 par value common stock of Blue Flying Fish, Inc. ("BFFI").

On December 6, 2001, the shareholders of BFFI tendered all of the outstanding common stock of BFFI to Adpads Incorporated ("APAD") in exchange for 4,783,333 authorized but unissued restricted shares of the Series A Convertible Preferred Stock of APAD and 18,800,000 authorized unissued restricted shares of common stock of APAD.

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED AND CONDENSED FINANCIAL DATA

     The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2000 and the nine months ended September 30, 2001 (the "Pro Forma Statements of Operations") and the Unaudited Pro Forma Combined Balance Sheet as of September 30, 2001 (the "Pro Forma Balance Sheet" and, together with the Pro Forma Statement of Operations, the "Pro Forma Financial Statements"), have been prepared to reflect the purchase of BFFI by the Company as of the beginning of the periods presented in the Pro Forma Statements of Operations and as of September 30, 2001 in the Pro Forma Balance Sheet. The Pro Forma Statement of Operations for the year ended December 31, 2000 combines the Company's twelve months Statement of Operations ended December 31, 2000 and BFFI's only operating subsidiary during 2000, Buhl Industries Inc. and Subsidiary's Statement of Operations for the twelve months ended December 31, 2000. The Pro Forma Financial Statements do not reflect any anticipated costs savings or any synergies that are anticipated to result from the BFFI acquisition. There can be no assurance that any such cost savings or synergies will occur. The pro forma financial statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements of Adpads and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Adpad's Form 10-KSB for the year ended December 31, 2000 and Form 10-QSB for the nine months ended September 30, 2001 previously filed with the Securities and Exchange Commission and the May 31, 2001 historical financial statements of BFFI's operating subsidiary, Buhl Industries Inc and Subsidiary, and the notes thereto included elsewhere herein.

     A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements based on currently available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ substantially.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                               Adpads       Buhl Industries                   Pro Forma
                             Year Ended       Year Ended                       Combined
                            December 31,     December 31,      Pro Forma     Statement of
                               2000             2000          Adjustments     Operations
                            ------------    ---------------   -----------    ------------
                                     Historical

Net sales                    $ 126,605        $5,421,956       $       -     $ 5,548,561
                             ---------        ----------                     -----------

Costs and expenses:
 Cost of sales                  38,086         4,744,632                       4,782,718
 Selling, general and
  administrative               585,287         1,232,225                       1,817,512
 Interest expense               12,859           238,997                         251,856
                             ---------        ----------                     -----------
                               636,232         6,215,854                       6,852,086
                             ---------        ----------                     -----------
Loss from operations          (509,627)         (793,898)                     (1,303,525)

Other income                     4,510             2,979                           7,489
                             ---------        ----------                     -----------

Loss before income taxes      (505,117)         (790,919)                     (1,296,036)

Income tax provision                 -                 -                               -
                             ---------        ----------                     -----------
Net loss                     $(505,117)       $ (790,919)                    $(1,296,036)
                             =========        ==========                     ===========

Loss per common share-
 basic and diluted           $   (0.02)                                      $     (0.03)
                             =========                                       ===========

Weighted average number of
 common shares outstanding-
 basic and diluted          22,896,351                                        46,096,351
                            ==========                                        ==========











See notes to unaudited pro forma combined statement of operations.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                  ASSETS

                                                                            Pro Forma
                               Adpads            BFFI                        Combined
                            September 30,    September 30,    Pro Forma       Balance
                                2001             2001         Adjustments      Sheet
                            ------------    ---------------   -----------    ------------
                                     Historical
Current Assets:
  Cash                        $  8,853         $   21,167      $       -     $   30,020
  Accounts receivable            4,758            477,357                       482,115
  Inventories                    4,632            936,262                       940,894
  Prepaid expenses              20,984            147,749                       168,733
                              --------         ----------                    ----------
     Total Current Assets       39,227          1,582,535                     1,621,762

Property, plant and equipment-
  net                           90,002            793,583                       883,585

Goodwill                             -            960,432(a)     565,893      1,526,325

Other assets                         -             24,069                        24,069
                              --------         ----------                    ----------
     TOTAL ASSETS             $129,229         $3,360,619                    $4,055,741
                              ========         ==========                    ==========

























See notes to unaudited pro forma combined statement of operations.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                            Pro Forma
                               Adpads            BFFI                        Combined
                            September 30,    September 30,    Pro Forma       Balance
                                2001             2001         Adjustments      Sheet
                            ------------    ---------------   -----------    ------------
                                     Historical
Current Liabilities:
  Accounts payable and
   accrued expenses           $154,583         $2,559,894       $      -     $2,714,477
  Current maturity of
   long-term debt               14,122            135,239                       149,361
  Due to stockholders          288,814                  - (b)    220,000         68,814
  Deferred revenue              28,108                  -                        28,108
                              --------         ----------                    ----------
     Total Current
      Liabilities              485,627          2,695,133                     2,960,760

Long -term liabilities:                                                               -

  Long-term debt                42,745            855,379                       898,124
                              --------         ----------                    ----------
     TOTAL LIABILITIES         528,372          3,550,512                     3,858,884

                                                          (a)    376,000
                                                          (a)     (1,450)
                                                          (a)     (4,950)
                                                          (a)    196,293
Stockholders' Equity
 (Deficiency)                 (399,143)          (189,893)(b)    220,000        196,857
                              --------         ----------                    ----------
     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY
      (DEFICIENCY)            $129,229         $3,360,619                    $4,055,741
                              ========         ==========                    ==========














See notes to unaudited pro forma combined statement of operations.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS



                               Adpads           BFFI
                             Nine Months      Nine Months                     Pro Forma
                               Ended            Ended                          Combined
                            September 30,    September 30,    Pro Forma      Statement of
                                2001             2001         Adjustments     Operations
                            ------------    ---------------   -----------    ------------
                                     Historical
Net sales                   $   109,010       $ 3,066,090     $        -     $ 3,175,100

Costs and expenses:
 Cost of sales                   42,484         2,777,496                      2,819,980
 Selling, general and
  administrative                311,095         1,375,321                      1,686,416
 Interest expense                24,083           153,577                        177,660
                            -----------       -----------                    -----------
                                377,662         4,306,394                      4,684,056
                            -----------       -----------                    -----------
Loss from operations           (268,652)       (1,240,304)                    (1,508,956)

Other income                          -               290                            290
                            -----------       -----------                    -----------
Loss before income taxes       (268,652)       (1,240,014)                    (1,508,666)

Income tax provision                  -                 -                              -
                            -----------       -----------                    -----------
Net loss                    $  (268,652)      $(1,240,014)                   $(1,508,666)
                            ===========       ===========                    ===========

Loss per common share-
 basic and diluted          $     (0.01)                                     $     (0.03)
                            ===========                                      ===========

Weighted average number
 of common shares out-
 standing-
  basic and diluted          25,239,826                                      48,439,826
                             ==========                                      ==========


       NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(a) For purposes of the Pro Forma Statement of Operations for the year ended December 31, 2000, the BFFI Statement of Operations for the year ended December 31, 2000 were combined with Adpad's historical Statement of Operations for the year ended December 31, 2000. For purposes of the Pro Forma Statement of Operations for the nine-month period ended September 30, 2001, BFFI's historical statement of operations was combined with Adpad's historical Statement of Operations for the nine-month period ended September 30, 2001.

    The acquisition was accounted for using the purchase method of account-ing. Under purchase accounting, the total purchase price will be allocated to all of the tangible and intangible assets and related liabilities, if any, of BFFI based upon their respective fair values as of the closing date. The allocations will be based on valuations and other studies, which are not yet finalized. The actual allocation of purchase price and the resulting effect on net loss may differ significantly from the pro forma amounts included herein.

    On June 29, 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Intangible Assets. Major provisions of these Statements are as follows: all business combinations initiated after June 30, 2001 must use the purchase method of accounting; the pooling of interest method of accounting is prohibited; goodwill and intangible assets with indefinite lives are not amortized but are tested for impairment annually, except in certain circumstances, and whenever there is an impairment indicator; all acquired goodwill must be assigned to reporting units for purposes of impairment testing; effective January 1, 2002, goodwill will no longer be subject to amortization.

    The Proforma Statement of Operations reflect no amortization of acquired goodwill.

            NOTES TO THE UNAUDITED PROFORMA BALANCE SHEET AT
                              SEPTEMBER 30, 2001

a. The estimated purchase price and preliminary adjustments to historical book value of BFFI are as follows:

       Purchase price:

         Common stock issued            $376,000
         Net liabilities assumed         189,893
                                        --------
         Purchase price in excess of
          net assets acquired           $565,893
                                        ========

         Estimated goodwill             $565,893
                                        ========



    The purchase price arises from the issuance of 18,800,000 shares of Adpad common stock in exchange for all of the outstanding common shares of BFFI. No effect was given for the issuance of 4,783,333 of preferred shares issued to the shareholders of BFFI.

b. In compliance with the conditions to closing the transaction with BFFI, the Company converted $220,000 of its outstanding debt into 4,400,000 restricted shares of the Company's common stock at a price of $.05 per share.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  ADPADS INCORPORATED



Dated:  April 10, 2002            By:/s/ Mark Spargo
                                     Mark Spargo, CEO